                                                                    EXHIBIT 99.4

[CANADIAN HUNTER LOGO]                                            Interim Report

Q3 2001                                  For the period ended September 30, 2001

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS


$ MILLIONS                                                         SEPTEMBER 30, 2001  December 31, 2000
                                                                   ------------------  -----------------
                                                                          (UNAUDITED)

ASSETS
Current
     Cash and marketable securities                                             6.1               --
     Accounts receivable                                                       93.3            212.7
     Inventories                                                               16.6             18.9
     Other current assets                                                       3.4              3.4
                                                                       ------------     ------------
                                                                              119.4            235.0
Other assets                                                                   31.3             33.1
Property, plant and equipment                                               1,541.6          1,252.5
                                                                       ------------     ------------
                                                                            1,692.3          1,520.6
                                                                       ============     ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current
     Accounts payable and accrued liabilities                                 131.7            180.2
     Income taxes payable                                                     154.4             19.9
     Current portion of deferred revenue and other liabilities                  6.3              4.2
                                                                       ------------     ------------
                                                                              292.4            204.3
     Deferred revenue and other liabilities                                    55.0             52.3
     Long-term debt                                                              --            234.9
     Future income tax liability                                              437.2            397.1
     Minority interest                                                           --             14.0
                                                                       ------------     ------------
                                                                              784.6            902.6
                                                                       ------------     ------------
SHAREHOLDERS' EQUITY
     Share capital                                                            347.9            347.6
     Retained earnings                                                        559.8            270.4
                                                                       ------------     ------------
                                                                              907.7            618.0
                                                                       ------------     ------------
                                                                            1,692.3          1,520.6
                                                                       ============     ============


CONSOLIDATED STATEMENTS OF NET INCOME
FOR THE PERIOD ENDED SEPTEMBER 30 (UNAUDITED)

                                                       Three months                 Nine months
                                                  ----------------------      ----------------------
$ MILLIONS, EXCEPT PER SHARE AMOUNTS                2001          2000          2001          2000
                                                  --------      --------      --------      --------
REVENUE
Petroleum and natural gas sales                      190.6         227.6         993.1         532.4
Royalties                                            (39.3)        (52.4)       (234.4)       (116.1)
                                                  --------      --------      --------      --------
                                                     151.3         175.2         758.7         416.3
                                                  --------      --------      --------      --------
EXPENSES
Production                                            18.6          13.8          57.4          39.3
General and administrative                             7.4           5.3          19.8          15.6
Interest and other financing charges [NOTE 4]          0.1          53.1           3.3          60.4
Depletion, depreciation and amortization              65.1          48.9         195.9         132.3
Other                                                 (1.9)         (0.2)         (1.6)         (1.4)
Minority interest                                       --           0.2           0.2           0.5
                                                  --------      --------      --------      --------
                                                      89.3         121.1         275.0         246.7
                                                  --------      --------      --------      --------
INCOME BEFORE INCOME TAXES                            62.0          54.1         483.7         169.6
Income taxes
Current                                                 --           0.8         135.3           2.1
Future                                                15.7          19.8          54.1          73.0
                                                  --------      --------      --------      --------
NET INCOME                                            46.3          33.5         294.3          94.5
                                                  ========      ========      ========      ========
NET INCOME PER SHARE
Basic                                                 0.77          0.56          4.94          1.59
Diluted [NOTE 2]                                      0.76          0.55          4.82          1.55



CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
FOR THE PERIOD ENDED SEPTEMBER 30 (UNAUDITED)

                                                      Three months             Nine months
                                                  --------------------      --------------------
$ MILLIONS                                          2001        2000         2001         2000
                                                  -------      -------      -------      -------

RETAINED EARNINGS, BEGINNING OF PERIOD              514.1        127.0        270.4         68.5
Net income                                           46.3         33.5        294.3         94.5
Cash issued under incentive share option plan        (0.6)        (1.3)        (4.9)        (3.8)
                                                  -------      -------      -------      -------
RETAINED EARNINGS, END OF PERIOD                    559.8        159.2        559.8        159.2
                                                  =======      =======      =======      =======

CONSOLIDATED STATEMENTS OF CASH FLOW
FOR THE PERIOD ENDED SEPTEMBER 30 (UNAUDITED)


                                                             Three months                Nine months
                                                        ----------------------      ----------------------
$ MILLIONS, EXCEPT PER SHARE AMOUNTS                      2001          2000          2001          2000
                                                        --------      --------      --------      --------

OPERATING ACTIVITIES
Net income                                                  46.3          33.5         294.3          94.5
Add (deduct) items not involving cash
     Depletion, depreciation and amortization               64.6          48.7         195.4         132.0
     Deferred revenue                                       (1.3)         47.1          (4.5)         48.5
     Future income taxes                                    15.7          19.8          54.1          73.0
     Minority interest                                        --           0.2           0.2           0.5
                                                        --------      --------      --------      --------
Funds from operations                                      125.3         149.3         539.5         348.5
Net change in non-cash working capital                       5.7          (3.4)        213.9         (55.5)
                                                        --------      --------      --------      --------
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES            131.0         145.9         753.4         293.0
                                                        --------      --------      --------      --------
INVESTING ACTIVITIES
Exploration and development of oil and natural gas
  properties                                              (126.4)        (64.1)       (445.7)       (241.0)
Acquisition of equipment and other assets                   (1.4)         (0.4)         (3.1)         (2.2)
Acquisition of oil and natural gas properties               (6.0)        (14.5)         (6.3)        (20.8)
Disposition of oil and natural gas properties                 --          28.0           0.9          28.4
Corporate acquisitions, net  [NOTE 3]                      (43.4)           --         (43.4)        (54.5)
Net change in non-cash working capital balances              0.1          (0.2)        (13.2)         (4.3)
                                                        --------      --------      --------      --------
CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES           (177.1)        (51.2)       (510.8)       (294.4)
                                                        --------      --------      --------      --------
FINANCING ACTIVITIES
Cash issued under incentive share option plan               (0.1)         (1.2)         (8.0)         (3.8)
Share capital issued                                          --            --           0.2           0.1
Repayment of long-term debt                                   --            --        (234.9)           --
Drawings on long-term debt                                    --           8.9            --         109.7
Increase (decrease) in deferred revenue and other
  liabilities                                               (1.6)       (102.4)          6.2        (104.6)
                                                        --------      --------      --------      --------
CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES             (1.7)        (94.7)       (236.5)          1.4
                                                        --------      --------      --------      --------
Net change in cash and marketable securities               (47.8)           --           6.1            --
Cash and marketable securities, beginning of period         53.9            --            --            --
                                                        --------      --------      --------      --------
Cash and marketable securities, end of period                6.1            --           6.1            --
                                                        ========      ========      ========      ========
FUNDS FROM OPERATIONS PER SHARE
Basic                                                       2.09          2.51          9.05          5.85
Diluted [NOTE 2]                                            2.06          2.44          8.83          5.71


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1     ACCOUNTING POLICIES

The accounting policies used in the preparation of these interim consolidated financial statements conform with those used in Canadian Hunter's annual consolidated financial statements except as indicated in note 2. These interim consolidated financial statements do not include all of the disclosures included in Canadian Hunter's annual consolidated financial statements. Accordingly, these interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2000.

NOTE 2     CHANGE IN ACCOUNTING POLICY

Effective January 1, 2001, Canadian Hunter retroactively adopted the Canadian Institute of Chartered Accountants new standard requiring the use of the "treasury stock method" rather than the "imputed interest method" to determine the dilutive effect of stock options and other dilutive instruments. Had the imputed interest method been used for the nine months ended September 30, 2001, diluted net income per share would have been $4.73 (2000 - $1.54) and diluted funds from operations per share would have been $8.64 (2000 - $5.61). Had the imputed interest method been used for the quarter ended September 30, 2001, diluted net income per share would have been $0.75 (2000 - $0.55) and diluted funds from operations per share would have been $2.01 (2000 - $2.40).

NOTE 3     CORPORATE ACQUISITIONS

In August 2001, Canadian Hunter purchased the remaining 22 percent of the shares of Atalaya Energy S.A. ("Atalaya"). In March, 2000 Canadian Hunter purchased 78% of the outstanding shares of Atalaya for $54.5 million. Atalaya is engaged in the exploration for and production of natural gas and liquids in Argentina.

In September 2001, Canadian Hunter acquired all of the outstanding common shares of a private Canadian company.

These transactions were accounted for using the purchase method.

Canadian Hunter allocated the 2001 corporate purchase prices to the assets and liabilities as follows:

($ millions)                             CANADA    INTERNATIONAL   CORPORATE TOTAL
Property, plant and equipment                1.3         27.1            28.4
Net non-cash working capital                 0.8          0.8             1.6
Future income tax asset (liability)         18.8         (7.0)           11.8
Other                                        1.6           --             1.6
                                        --------     --------        --------
TOTAL                                       22.5         20.9            43.4
                                        --------     --------        --------

NOTE 4     INTEREST AND OTHER FINANCING CHARGES

In 2000, interest and other financing charges included $48.6 million related to a loss on termination of a prepaid natural gas contract.

NOTE 5 SUBSEQUENT EVENT - OFFER TO PURCHASE ALL OF THE COMMON SHARES OF CANADIAN HUNTER

Effective December 5, 2001, Burlington Acquisition Corporation, an indirect wholly-owned subsidiary of Burlington Resources Inc., acquired all of the issued and outstanding common shares of the Corporation.

SEGMENTED INFORMATION
FOR THE THREE MONTHS ENDED SEPTEMBER 30 (UNAUDITED)

                                                     CANADA                       ARGENTINA                  CORPORATE TOTAL
                                              2001           2000           2001            2000          2001            2000
                                            ---------      ---------      ---------      ---------      ---------      ---------

FINANCIAL ($MILLIONS)
Petroleum and natural gas sales                 182.6          225.1            8.0            2.5          190.6          227.6
Funds from operations                           120.0          147.7            5.3            1.6          125.3          149.3
Net income                                       45.3           33.1            1.0            0.4           46.3           33.5
Capital expenditures
     Exploration and development                124.9           62.6            1.5            1.5          126.4           64.1
     Acquisition of oil and natural gas
      properties                                  6.0           14.5             --             --            6.0           14.5
     Disposition of oil and natural gas
      properties                                   --          (28.0)            --             --             --          (28.0)
     Corporate acquisitions, net                 22.5             --           20.9             --           43.4             --
                                            ---------      ---------      ---------      ---------      ---------      ---------
OPERATING
Production
     Natural gas (mmcf/d)                         479            425             35              9            514            434
     Natural gas liquids (bbls/d)               8,587          7,871            168             52          8,755          7,923
     Crude oil (bbls/d)                           831          1,266             --             --            831          1,266
     Total (boe/d)                             89,250         79,883          5,987          1,559         95,237         81,442
                                            ---------      ---------      ---------      ---------      ---------      ---------
Prices
     Natural gas ($/mcf)                         3.56           4.97           2.29           2.20           3.47           4.89
     Natural gas liquids ($/bbl)                28.57          37.51          29.58          37.87          28.59          37.51
     Crude oil ($/bbl)                          38.78          33.76             --             --          38.78          33.76
     Total ($/boe)                              22.22          30.62          14.17          14.06          21.70          30.22
                                            ---------      ---------      ---------      ---------      ---------      ---------
Netback ($/boe)
     Product revenue                            22.22          30.62          14.17          14.06          21.70          30.22
     Royalties                                  (4.67)         (7.10)         (1.62)         (1.49)         (4.47)         (6.95)
     Operating expense                          (2.06)         (1.82)         (3.01)         (2.21)         (2.12)         (1.83)
                                            ---------      ---------      ---------      ---------      ---------      ---------
     Operating netback                          15.49          21.70           9.54          10.36          15.11          21.44
     General and administrative expense         (0.87)         (0.69)         (0.46)         (1.38)         (0.85)         (0.70)
     Interest expense                           (0.02)         (0.61)          0.06             --          (0.02)         (0.56)
     Current taxes                              (0.01)         (0.11)            --             --          (0.01)         (0.11)
                                            ---------      ---------      ---------      ---------      ---------      ---------
     Cash netback                               14.59          20.29           9.14           8.98          14.23          20.07
                                            =========      =========      =========      =========      =========      =========

SEGMENTED INFORMATION
FOR THE NINE MONTHS ENDED SEPTEMBER 30 (UNAUDITED)


                                                    CANADA                       ARGENTINA                   CORPORATE TOTAL
                                               2001           2000           2001          2000           2001            2000
                                            ---------      ---------      ---------      ---------      ---------      ---------

FINANCIAL ($MILLIONS)
Petroleum and natural gas sales                 972.4          526.6           20.7            5.8          993.1          532.4
Funds from operations                           527.3          345.4           12.2            3.1          539.5          348.5
Net income                                      292.5           93.9            1.8            0.6          294.3           94.5
Capital expenditures
     Exploration and development                434.9          238.5           10.8            2.5          445.7          241.0
     Acquisition of oil and natural gas
      properties                                  6.3           20.7             --            0.1            6.3           20.8
     Disposition of oil and natural gas
      properties                                 (0.9)         (28.4)            --             --           (0.9)         (28.4)
     Corporate acquisitions, net                 22.5             --           20.9           54.5           43.4           54.5
                                            ---------      ---------      ---------      ---------      ---------      ---------
OPERATING
Production
     Natural gas (mmcf/d)                         489            403             29              7            518            410
     Natural gas liquids (bbls/d)               9,260          7,502            149             41          9,409          7,543
     Crude oil (bbls/d)                           859          1,478             --             --            859          1,478
     Total (boe/d)                             91,684         76,137          4,920          1,211         96,604         77,348
                                            ---------      ---------      ---------      ---------      ---------      ---------
Prices
     Natural gas ($/mcf)                         6.51           4.00           2.30           2.16           6.26           3.96
     Natural gas liquids ($/bbl)                36.64          34.06          35.16          36.27          36.62          34.07
     Crude oil ($/bbl)                          41.80          36.49             --             --          41.80          36.49
     Total ($/boe)                              38.85          25.24          14.45          13.73          37.53          25.01
                                            ---------      ---------      ---------      ---------      ---------      ---------
Netback ($/boe)
     Product revenue                            38.85          25.24          14.45          13.73          37.53          25.01
     Royalties                                  (9.27)         (5.53)         (1.58)         (1.51)         (8.86)         (5.45)
     Operating expense                          (2.11)         (1.84)         (3.21)         (2.10)         (2.17)         (1.84)
                                            ---------      ---------      ---------      ---------      ---------      ---------
     Operating netback                          27.47          17.87           9.66          10.12          26.50          17.72
     General and administrative expense         (0.73)         (0.70)         (1.09)         (2.29)         (0.75)         (0.73)
     Interest expense                           (0.13)         (0.56)            --          (0.28)         (0.13)         (0.55)
     Current taxes                              (5.41)         (0.10)            --             --          (5.11)         (0.10)
                                            ---------      ---------      ---------      ---------      ---------      ---------
     Cash netback                               21.20          16.51           8.57           7.55          20.51          16.34
                                            =========      =========      =========      =========      =========      =========


CAPITAL EXPENDITURES
FOR THE PERIOD ENDED SEPTEMBER 30 (UNAUDITED)


                                                       Three months               Nine months
                                                  ---------------------      ----------------------
$ MILLIONS                                          2001         2000          2001          2000
                                                  --------     --------      --------      --------
Lease acquisition and rentals                         32.2         24.5          91.9          48.2
Seismic                                                4.7          1.2          19.3           9.0
Drilling and completions                              60.3         24.6         199.8         115.9
Facilities                                            26.9         11.0         128.0          59.1
Capitalized general and administrative                 2.3          2.8           6.7           8.8
                                                  --------     --------      --------      --------
Exploration and development expenditures             126.4         64.1         445.7         241.0
Acquisition of oil and natural gas properties          6.0         14.5           6.3          20.8
Disposition of oil and natural gas properties           --        (28.0)         (0.9)        (28.4)
Corporate acquisitions, net                           43.4           --          43.4          54.5
Other                                                  1.4          0.4           3.1           2.2
                                                  --------     --------      --------      --------
Total capital expenditures                           177.2         51.0         497.6         290.1
                                                  ========     ========      ========      ========



DRILLING HISTORY
FOR THE PERIOD ENDED SEPTEMBER 30, 2001 (UNAUDITED)

                                Three months              Nine months
                            Gross          Net        Gross          Net
                           --------     --------     --------     --------
EXPLORATORY
Natural gas                      30         24.3          122         98.7
Crude oil                        --           --           --           --
Dry                               9          9.0           23         21.4
                           --------     --------     --------     --------
Total exploratory                39         33.3          145        120.1
                           --------     --------     --------     --------

DEVELOPMENT
Natural gas                      28         21.8          127         93.2
Crude oil                        --           --           --           --
Dry                               5          4.9           12         10.5
                           --------     --------     --------     --------
Total development                33         26.7          139        103.7
                           --------     --------     --------     --------
Total wells drilled              72         60.0          284        223.8
                           --------     --------     --------     --------
SUCCESS RATIO (%)
Exploratory                      77           73           84           82
Development                      85           82           91           90
                           --------     --------     --------     --------
Overall                          81           77           88           86
                           ========     ========     ========     ========